Please take a moment and cast
your vote.

IMPORTANT NOTICE REGARDING YOUR
ALLIANCEBERNSTEIN HIGH YIELD FUND, INC.

SPECIAL MEETING OF SHAREHOLDERS SCHEDULED FOR NOVEMBER 2, 2007
1345 Avenue of the Americas, New York, New York 10105

Dear Stockholder:

Recently we distributed proxy material regarding the Special Meeting of Stockholders for the AllianceBernstein High Yield Fund, Inc.  The meeting is scheduled for Friday, November 2, 2007.  Our records indicate that we have not yet received a vote from you. We urge you to act promptly in order to allow us to obtain a sufficient number of votes, avoid the cost of additional solicitation and avoid the possibility of a meeting adjournment.

Your vote is important no matter how many shares you own.  In order for your shares to be represented, we must receive your instructions by 3:00 p.m., Eastern Time on November 2, 2007. Please refer to the proxy statement previously mailed to you.  If you have any questions regarding the meeting agenda or the execution of your proxy, please call Broadridge Financial Solutions, Inc. (toll-free) at 1-866-412-8384.

For your convenience, we have provided the easy methods below to register your vote:

Þ  BY INTERNET:
Visit the website printed on your proxy card.  Enter the control number located on your proxy card.

Þ BY TOUCH-TONE PHONE:
Call the toll-free number printed on your proxy card.  Enter the control number located on your proxy card and follow the recorded instructions.

Þ BY MAIL:
You may cast your vote by mail by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

Þ BY LIVE REPRESENTATIVE:
Please call Broadridge Financial Solutions, Inc. toll free at 1-866-412-8384.  Representatives are available to answer any questions and take your vote Monday through Friday between the hours of 9:30 a.m. and 9:00 p.m. and Saturday between the hours of 10:00 a.m. and 6:00 p.m. Eastern Time.

If we have not yet received your proxy, you may receive a telephone call from Broadridge Financial Solutions, Inc. reminding you to exercise your right to vote.  If you have previously mailed in your proxy, please disregard this notice.

      We thank you for your time.